Exhibit 10.2

                La Lajita Agreement dated as of February 12, 1998

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                                    LA LAJITA

THIS AGREEMENT dated as of the 12th day of February, 1998

BETWEEN:

                  MINERA FUERTE MAYO S.A. DE C.V.
                  (hereinafter called the "Concessionaire")

AND:

                  LA MEXICANA RESOURCES S.A. DE C.V., a body corporate and having an office to received notices at Paseo de la Reforma 450, Lomas de Chapultepec, 11000 Mexico, D.F. (hereinafter called the "Company")


A. By virtue of an assignment of rights agreement executed on September 20, 1996, between Mr. Fortunato Vizcarra Quinones and the Concessionaire, the Concessionaire acquired 100% of the rights derived from the exploration mining concession of "La Esperanza" lot, title 193,536 located in the Municipality of Pueblo Nuevo, State of Durango (the "La Esperanza Agreement"), which exploitation mining concession's application was filed under file 2/1.3- 1478. The lot above mentioned shall be called hereinafter the "La Esperanza" lot.

B. By virtue of an exploration with purchase option agreement executed on August 3, 1997, (the "Guadalupe Agreement") between Adrian Betancourt Ruiz, acting on his own and representing Messrs. Heriberto Betancourt Cabrera and Juan Manuel Parra and the Concessionaire, the Concessionaire acquired an option to acquire up to a 100% interest in the exploitation mining concession's rights of the following lots located in the Municipality of Pueblo Nuevo, State of
Durango:

           NAME OF LOT                                 TITLE NUMBER

           1.  Guadalupe                               186,533

           2.  Ampl. de Guadalupe                      205,214


         The lot above mentioned in section B.1. shall be called hereinafter the "Guadalupe" lot, and the lot mentioned in section B.2. above shall be called hereinafter the "Ampl. Guadalupe" lot.

C. By virtue of an assignment of rights agreement executed on November 5, 1997, between Mr. Basilio Silva Noriega, and in representation of Mr. Modesto Silva Noriega and Mrs. Martha Emilia Silva Noriega and the Concessionaire, the Concessionaire acquire 100% of the rights derived from the exploitation mining concession of the "Santo Nino" lot, title 194,007, located in the Municipality of Pueblo Nuevo, State of Durango (hereinafter the "Santo Nino Agreement") in which the Concessionaire bind himself to pay Messrs. Basilio, Modesto and Martha Emilia Silva Noriega to a 1% net smelter return royalty which is defined below, in case the Concessionaire desires to exploit the corresponding lot. The lot above mentioned shall be called the hereinafter the "Santo Nino" lot.

D. By virtue of an assignment of rights agreement executed on November 5, 1997, between Mr. Manuel Silva Gonzalez and the Concessionaire, the Concessionaire acquired 100% of the rights derived from the exploration mining concession of the "2 Hermanos" lot, title 194,319,

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located  in  the  Municipality  of  Pueblo  Nuevo,   State  of  Durango,   which
exploitation mining concession's application was filed under file 2/1.3-1654 (hereinafter the "2 Hermanos Agreement"), in which the Concessionaire bind him self to pay to Mr. Manuel Silva Gonzalez to a 1% net smelter return royalty, in case the Concessionaire exploit the corresponding lot. The lot above mentioned shall be called hereinafter the "2 Hermanos" lot.

         The La Esperanza Agreement, the Guadalupe Agreement, the 2 Hermanos Agreement, and the Santa Nino Agreement to be known together as the "Underlying Agreements"

         When mention is made indistinctly in this agreement (hereinafter the "Agreement") of "Lots" or "Mining Lots" or "Property", it shall be understood this reference is being made to the mining concessions mentioned in sections A, B, C and D above and when mention is made of "Concession" or "Concession Rights", it shall be understood that this reference is being made to the rights of the mining exploitation of the Lots and to the mining exploitation concession that arise therefrom.

E. The Concessionaire has agreed to grant to the Company the exclusive right to explore and if applicable develop the Lots, and the exclusive right and option to acquire up to an undivided 60% right, title and interest in and to the Property on the terms and conditions hereinafter set forth.

F. The Company has agreed that the Concessionaire shall not have to incur any further expenditures with respect to the Property until such time as the Option granted hereby is either exercised or terminated as hereinafter provided.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants hereinafter set forth the parties hereto covenant and agree as follows:

                                     CLAUSES


1.0      GRANT AND DURATION

1.1 The Concessionaire hereby grants to the Company the sole and exclusive right and option to purchase an undivided 60% interest in Lots, together with all rights, privileges and appurtenances pertaining thereto recorded and unrecorded to which it is entitled in respect thereof (hereinafter called the "Option").

1.2 The Option herein granted shall be exercised by the Company on or before February 2, 2000 (the "Expiry Date").

1.3 The duration of this Agreement shall be from February 12, 1998 to February 2, 2000.


2.0      OPTION PAYMENTS

2.1 In consideration for the exploration rights and, if applicable, exploitation rights in and to the La Esperanza, Guadalupe and Ampl. de Guadalupe lots, and the Option on those lots, the Company shall cause the following payments and share issuances to be made to the Concessionaire:


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         a)       US$50,000  (fifty  thousand  dollars of the  United  States of
                  America) prior to the execution of this Agreement (the receipt and sufficiency of which is hereby acknowledged by the Concessionaire);

         b) US$25,000 (twenty five thousand dollars of the United States of America) when any company that has a Mexican subsidiary into which the interest of the Company in the Property is sold ("Pubco") is listed on a recognized stock exchange or quotation system (the "Listing Date");

         c) US$75,000 (seventy five thousand dollars of the United States of America) every six months after the Listing Date until the Expiry Date or until a positive bankable feasibility study is completed, whichever is the sooner;

         d)       250,000 shares of Pubco upon the approval of this Agreement by
                  any  regulatory   authority  having   jurisdiction  over  this
                  Agreement;

         e) a further 750,000 shares of Pubco within three years of the Listing Date. The Company agrees to make application for a minimum of 250,00 shares of Pubco to be issued to the Concessionaire every six months from the date of the issuance of the shares pursuant to paragraph (d) herein. The issuance of any shares pursuant to this section shall be subject to regulatory approval, if required; and

         f) a minimum amount of US$1,500,000 (one million five hundred thousand dollars of the United States of America) shall be invested on work commitments, according to the following budget schedule: US$300,000 by the first year, US$500,000 by the end of the second year and the remaining US$700,000 by the end of the third year, provided that any work performed on the Santa Nino and 2 Hermanos lots shall be applied and counted toward this work commitment.

2.2 In consideration for the exploration rights and, if applicable, exploitation rights in and to the Santa Nino and 2 Hermanos lots and the Option on those lots, the Company shall cause the following payments and share issuances to be made to the Concessionaire:

         a) US$100,000 (one hundred thousand dollars of the United States of America) on or before September 30, 1998;

         b) 100,000 shares of Pubco upon the Listing Date;

         c) a further 50,000 shares of Pubco upon the filing of a qualified engineering report, which engineering report is accepted for filing by the regulatory authorities, if required, and which engineering report, on review of the completion of the recommended work program on the 2 Hermanos and Santa Nino lots, recommends a further work program on the 2 Hermanos and Santa Nino lots;

         d) a further 50,000 shares of the Pubco upon the filing of an additional qualifiedengineering report, which engineering report is accepted for filing by the regulatory authorities, if required, and which engineering report, on review of the completion of the


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            recommended  work  program  on the 2  Hermanos  and Santa Nino lots, recommends a further work program on the 2 Hermanos and Santa Nino lots;

         e) a further 200,000 shares of Pubco within three years of the Listing Date.



The Company shall also be responsible for the payment of value added tax. In order to calculate the taxes that may arise from the payment of the share consideration mentioned in this clause, according to the applicable law, the closing price per share of Pubco, as quoted on the most senior stock exchange or quotation system on which the shares of Pubco are then listed on the last trading day immediately prior to the date on which the Company delivers the shares of Pubco mentioned above to the Concessionaire, shall be used.

It shall be considered that the Company has exercised the Option on the La Esperanza, Guadalupe and Ampl. de Guadalupe lots, upon the Company paying to the Concessionaire all consideration mentioned in clause 2.1 It shall be considered that the Company has exercised the Option on the 2 Hermanos and Santa Nino lots, upon the Company paying to the Concessionaire all consideration mentioned in clause 2.2.


3.0      OPTION ONLY

3.1 This Agreement is an option only and the doing of any act or the making of any payment by the Company shall not obligate the Company to do any further acts or make any further payment.


4.0      ACQUISITION OF INTEREST

4.1 Upon the exercise of the Option by the Company as described in clause 2, the Company shall have acquired an undivided 60% interest in and to the Lots.


5.0      ASSIGNMENT AGREEMENT

5.1 Upon the exercise of the Option, the Concessionaire shall within 15 calendar days of the date the Company has exercised its Option execute an assignment agreement before a Notary Public selected by the Company, assigning an undivided 60% interest in the Property in favor of the Company. At the request of the Company, the Concessionaire shall execute the assignment in favor of Newco (as defined below).


6.0      RIGHT OF ENTRY

6.1 During the term of this Agreement, the Company shall have the exclusive right to explore, and, if applicable, to exploit the Lots and without restricting the generality of the foregoing and subject to the Company obtaining appropriate surface rights and governmental authorizations, the Company shall have the right to:

         a) enter upon and inspect the Lots, provided that the Concessionaire and its representatives shall have the right at all reasonable times, at its risk and expense, to enter upon the Lots and inspect the Company's work;

         b) carry out exploration and, if applicable, development work on the Lots;


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         c)       place and use thereon excavations,  openings,  shafts, ditches and drains, and of construct, erect, maintain, use, and at its election, removing any and all buildings, structures, plants,
                  machinery,    equipment,   railroads,   roadways,   pipelines,
                  electrical power lines and facilities, stockpiles, waste piles, tailings ponds and facilities, settlings ponds, and all other improvements, property and fixtures as may be necessary, convenient, or suitable for mining, removing, beneficiating, concentrating, smelting, extracting, leaching, refining and shipping of ores and minerals thereof, or for any activities incidental thereto or to any of the rights or privileges of the Company hereunder; and

         d) divert streams, remove lateral and subjacent supports, cave, subside or destroy the surface or any part thereof; deposit earth, rocks, waste, lean ore and materials on any parts of the Lots where it will not interfere with mining, leach the same, and commit waste to the extent necessary, usual or customary in carrying out any or all of the above rights, privileges and purposes.


7.0      WARRANTIES AND REPRESENTATIONS OF THE CONCESSIONAIRE

7.1      The Concessionaire hereby represents and warrants to the Company that:

         a) the Property consist of and exploration mining concessions over the "La Esperanza" lot, title 193,536, the "2 Hermanos" lot, title 194,319, and the exploitation mining concessions over the "Guadalupe" Lot, title 186,533, the "Ampl. De Guadalupe" lot, title 205,214, and the "Santa Nino" lot, title 194,007, and each of the said Lots are duly and validly staked and recorded pursuant to the laws of Mexico, and are in good standing on the date hereof and are free and clear of all liens, charges and encumbrances;

         b) the Concessionaire has the right to acquire an undivided 100% interest in the Property;

         c) the Underlying Agreements are in good standing as at the date hereof;

         d) the Concessionaire has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in and to the Property in accordance with the terms of this Agreement;

         e) there is no agreement respecting the Property to which the Concessionaire is a party other than this Agreement and no person, firm or corporation has any interest in the Property hereunder and no person or entity is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Lots, with the exception of the net smelter return royalties mentioned in the Santa Nino and 2 Hermanos Agreements, as mentioned in clause 11.0 below;

         f) all required consents, approvals or conditions precedent to the acquisition by the Company of an interest in the Property as contemplated by the terms of this Agreement have been obtained or satisfied; and

         g) there is no adverse claim or challenge to the ownership of or title to the Property, nor is there any basis thereof, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person, has any royalty or other interest whatsoever in production from the Lots, with the


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                  exceptionof the net smelter return royalties  mentioned in the
                  Santo Nino and 2 Hermanos Agreements, as mentioned in the clause 11.0 below;

7.2 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Company and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.


8.0      COVENANTS OF THE CONCESSIONAIRE

8.1 During the currency of this Agreement, the Concessionaire covenants and agrees with the Company to:

         a) keep the Underlying Agreements in good standing by making such payments or share issuances as are required to keep same in good standing;

         b) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Company hereunder;

         c) make available to the Company and its representatives all records and files relating to the Lots and permit the Concessionaire and its representatives at its own expense to take abstracts therefrom and make copies thereof;

         d) cooperate fully with the Company in obtaining any surface and other rights on or related to the Lots as the Company deems desirable;

         e) promptly provide the Company with any and all notice and correspondence from government agencies in respect of the Property and any notices of default from the registered owners of the Property; and

         f)       not lien or encumber in any manner the Property.


9.0      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

9.1      The Company represents and warrants to the Concessionaire that:

         a) it is a company duly incorporated which is evidenced in notarial deed 19,689, dated February 12, 1998, granted before Lic. Jose Maria Morera Gonzalez. Notary Public 102 of the Federal District and registered in the Public Registry of Property and Commerce of Federal District, under mercantile folio 231,942 and in the Public Registry of Mining under number 72, volume 36, of the Society Mining Book on October 23, 1998, organized and validly subsisting under Mexican law and is qualified to carry on business in Mexico;

         b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and

         c) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any applicable jurisdiction or constating documents.

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10.0     COVENANTS OF THE COMPANY

10.1 The Company hereby covenants and agrees with the Concessionaire as follows:

         a) that during the currency of this Agreement it will maintain the Property in good standing and shall pay all mining duties on the Property under the Federal Duties Law of Mexico and, where relevant, it shall conduct exploration work on the Lots and record all assessment work reports, in the terms of the Mining Law of Mexico and its Regulations. In the event that the Company fails to pay the mining duties in respect of the Property when the same become due and owing, or fails to record the assessment work report on or before May 20 of each year, the Concessionaire may, at its option, pay such duties and record such assessment work reports and the Company agrees that any amounts so paid by the Concessionaire shall be added to the purchase price and shall be paid by the Company with the next option payment, if any, or if no option payment remains, within one month of payment by the Concessionaire and to compensate the Concessionaire for any cost incurred for such recording;

         b) conduct all work on or with respect to the Lots in a careful and miner-like manner and in accordance with all applicable Federal, State and Municipal laws, rules orders and regulations, and indemnify and save the Concessionaire harmless from any and all claims, suits or actions made or brought against it as a result of work done by or with respect to the Lots except to the extent that such claims, suits or actions relate to issues or disputes regarding title to the Property;

         c) that it will properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation assessments, income tax deductions and all other accounts and indebtedness incurred by it on the Property so that no claim or lien can arise thereon or upon the ore and minerals contained therein and it will indemnify the Concessionaire and save it harmless from any and all loss, cost, actions, suits, damages or claims which may be made against the Concessionaire in respect of the operations carried out upon the Lots and that it will discharge any liens or encumbrances which may arise in respect of or be recorded against the Property as a result of the operations of the Company thereon, provided however that the Company shall have the right to contest the validity of any such lien or claim of lien;

         d) that it will permit the Concessionaire, or the representatives of the Concessionaire duly authorized in writing, to visit and inspect at reasonable times and intervals the Lots, and any data obtained by the Company as a result of its operation thereon, and to take samples for testing purposes from any part of the Lots, provided always that the Concessionaire or its representatives shall abide by the rules and regulations laid down by the Company relating to matters of safety and efficiency in its operations and that the Company shall be under no liability to the Concessionaire or its representatives for any personal injury, including death, or any damage to property other than such as might be occasioned by or through any neglect on the part of the Company, its servants or agents;

         e) that it will keep full, true and accurate reference reports, maps and other surveys of all exploration, development and mining work done on or under the Lots;


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         f)       that it will keep full,  true and accurate  records of all ore and waste from the Lots and will take sufficient samples of ore removed and will make accurate surveys of ore removed, all in accordance with good mining practice;

         g) that it will save and keep the Concessionaire harmless from all claims, costs, loss or damage which may arise by reason of injury (including injury resulting in death) to any person employed by the Company in or upon the Lots or any part thereof or which may arise by reason of injury (including injury resulting in death) to any person or damage done to any property as a result of any work or operations of the Company or of its possession or occupancy of the Lots; and

         h) that Company shall deliver to the Concessionaire all reports of the studies made by the Company on the Lots within 180 days from the date of termination of this Agreement for whatever reason other than the exercise of the Option.


11.0     SURRENDER AND ACQUISITION OF PROPERTY INTERESTS PRIOR TO
TERMINATION OF AGREEMENT

11.1 The Company may at any time, elect to abandon any one or more of the Lots by giving notice to the Concessionaire of such intention. For a period of 30 days after the date of delivery of such notice the Concessionaire may elect to have any or all of the Lots in respect of which such notice has been given transferred to it by delivery of a request therefore to the Company, provided that such transfer has already taken place in favour of the Company. Any Lots so transferred, if in good standing at the date hereof or if the Company causes the same to be placed in good standing after the date hereof, shall be in good standing under the laws of Mexico for at least 90 days from the date of transfer. If the Concessionaire fails to make request for the transfer of any mineral claims as aforesaid within such 30-day period, the Company may then abandon such Lots without further notice to the Concessionaire. Upon any such transfer or abandonment the Lots so transferred or abandoned shall for all purposes of this Agreement cease to form part of the Property and the Company shall have no further obligations pursuant thereto.

12.0     FORCE MAJEURE

12.1 If the Company is at any time either during the exercise of the Option or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walkouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Company, then the time limited for the performance by the Company of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.1 The Company shall within seven days given notice to the Concessionaire of each event of force majeure described above, and upon cessation of such event shall furnish the Concessionaire with notice of that event together with particulars of the number of days by which the obligations of the Company hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


13.0     DEFAULT AND TERMINATION


13.1 Notwithstanding anything in this Agreement to the contrary, if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall


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not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default.

13.2 The Company may terminate this Agreement at any time upon 30 days written notice to the Concessionaire (the "Termination").

13.3 Upon such Termination, all rights, title and interest of the Company under this Agreement shall terminate, and the Company shall not be required to make any further payments, or to perform any further obligations of the Agreement, including those payments in Section 2.1 above, which become due after the Termination.

13.4 In the event the Concessionaire provides the Company with any notice received from the registered holders of the Property that any of the Underlying Agreements is in default (including default for its registration before the Public Registry of Mining), the Company shall have the right but not the obligation to rectify such default such as by making payments or share issuances, and do all acts as required to rectify such default, and the cost of same may be set off against any payments due to the Concessionaire here in or the Company may, at its option, demand payment directly from the Concessionaire for same.


14.0     RIGHTS UPON TERMINATION

14.1 Upon Termination, the Company shall leave the Lots within a period of 30 days from the Termination date. The Company shall have the right, within a period of 30 days following the Termination date, to remove from the Lots all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Lots by the Company or on behalf of the Concessionaire, and any such Property not removed within such 30 day period shall become the property of the Concessionaire.


15.0     CO-CONCESSIONAIRES' OR SHAREHOLDERS' AGREEMENT

15.1 After the exercise of the Option, the Concessionaire and the Company shall either become fco-concessionaires of the Property or incorporate a new company ("Newco") that shall acquire the title to the Property:

         a)       to  further  explore  and,  if  deemed   warranted  as  herein
                  provided, to develop the Lots and equip it for commercial production;

         b)       to operate the Lots as a mine; and

         c) to engage in such other activity as may be considered by the parties to be necessary or desirable in connection with the foregoing.

15.2 The parties shall have three months after the exercise of the Option to negotiate the terms of a co-concessionaires' agreement or to incorporate Newco and negotiate a shareholders' agreement for the further exploration and development of the Lots with the intent of putting the Lots into production. The parties shall use their best efforts to negotiate a structure and an agreement and do all necessary acts to enter into an agreement. If the co-concessionaires' agreement or shareholders' agreements, as the case may be, is not finalized within three months of the exercise of the Option, then the parties will submit themselves to binding arbitration to determine the structure and to settle the agreement having regard to the terms of this Agreement.

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15.3     The   parties   agree  that  the   co-concessionaires'   agreement   or
shareholders' agreement shall contain terms customary in a relationship of that nature and shall contain the following terms which are non-negotiable shall form part of the co-concessionaires' agreement or shareholders' agreement, as the case may be:

         a) the Concessionaire and the Company shall each subscribe for and pay for their respective portion of the costs of the shares of Newco, if Newco's incorporation is elected by the Company;

         b) the initial interests of the parties in the Property or Newco, as the case may be, shall be 60% as to the Company's interest and 40% as to the Concessionaire's interest provided the Concessionaire has earned a 100% interest in the Property pursuant to the Underlying Agreements. For further certainty, shares of Newco shall be deemed to be an "Interest" or "Interests" for the purposes of this section 13.3;

         c) a party shall be entitled to recover any monies lent by it for the development of the Property before there is any distribution of profits to the Concessionaire and the Company;

         d) the co-concessionaires' agreement or Newco, as the case may be, shall be managed by a Management Committee or Board of Directors, which shall be comprised of one member or director appointed by each party. The Management Committee or Board of Directors shall have the power to appoint the operator/manager of the Property;

         e) the members of the Management Committee or Board of Directors shall have voting power proportional to the interest in the Property or in Newco held by the party appointing such member or director;

         f) no party shall do, transact, perform or undertake anything in the name of the other parties or in the name of Newco;

         g) nothing contained in the agreement shall, except to the extent specifically authorized thereunder, be deemed to constitute a party, an agent or legal representative of any other party.


16.0     SALE OF INTEREST

16.1 The Concessionaire agrees that if the Company decides to sell, transfer, assign or otherwise dispose of its interest to an arm's length third party then the Concessionaire shall also sell, transfer, assign or otherwise dispose of its interest to the arm's length third party at the same price per percentage interest or share as the Company shall dispose of its interest or shares to the arm's length third party, provided the sale by the Company is made at fair market value. If the parties cannot agree on a fair market value, the matter shall be referred to arbitration which shall be governed by section 17.0.


17.0     ARBITRATION

17.1 All matters of dispute between the Concessionaire acting collectively and the Company concerning this Agreement which cannot be resolved or settled by the parties, shall be finally settled by arbitration in Vancouver, British Columbia. The party desiring arbitration shall appoint

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one arbitrator,  and shall notify the other party of such  appointment,  and the other party shall within 15 days after receiving such notice, appoint an arbitrator, and two arbitrators so named, before proceeding to act, shall within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of the third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the ARBITRATION ACT (British Columbia). Except as specifically or otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman or, in the case where only one arbitrator is appointed, the single arbitrator, shall fix the time and place in Vancouver, British Columbia, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence or representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid in the manner specified in the award. The parties agree that the award of the majority of the arbitrators, or in the case a single arbitrator, shall be final and binding upon each of them.


18.0     ASSIGNMENT

18.1 The Concessionaire may not during the term of this Agreement assign any or a part of its interest in this Agreement or the Property and the Company may at any time assign its rights contained in this Agreement provided that the assignor agrees to be bound by the terms and conditions of this Agreement.


19.0     GENERAL TERMS AND CONDITIONS

19.1 If this Agreement is terminated for any cause whatsoever except the exercise of the Option granted hereby by the Company, the Company shall deliver to the Concessionaire copies of all reports, data, assay results and other material relating to its exploration and development work on the Lots.

19.2 For further clarity, where reference is made in this Agreement to the Concessionaire, the Company's obligations to the Concessionaire shall be satisfied if the Company makes payments to, delivers or gives notice to, the person designated in writing to receive such by the Concessionaire from time to time.


20.0     COVENANT FOR FURTHER ASSURANCES

20.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.


21.0     ENTIRE AGREEMENT

21.1 This Agreement shall represent the entire understanding between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

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22.0     TITLES

22.1 The titles to the paragraphs to this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience or reference only.

23.0     LAWS OF AGREEMENT

23.1 This Agreement shall be governed by and interpreted in accordance with the applicable laws in the Federal District in Mexico for local matters and with the applicable laws of the Mexican Republic for federal matters.



24.0     ENUREMENT

24.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors, personal representatives and assigns.

25.0     NOTICES

25.1 Any notice under this Agreement shall be given personally to the parties at the address set forth on the first page hereof or to such other address as the parties may hereinafter designate in writing to the other parties.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.

MINERA FUERTE MAYO S.A. DE C.V.




PER:
         CUITLAHUAC RANGEL ALCARAZ



LA MEXICANA RESOURCES S.A. DE C.V.




PER:
         AUTHORIZED SIGNATORY

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